UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 15, 2015

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth under Proposal 1 in Item 5.07 of this Form 8-K is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of ICU Medical, Inc. (the “Company”), held on June 15, 2015, the following proposals were voted on by the Company’s stockholders, as set forth below:

Proposal 1.  Election of directors.

Name of Nominee	Votes For	Withheld	Broker Non-Votes
Jack W. Brown	11,289,382	1,785,939	678,600
John J. Connors, Esq.	12,884,986	190,335	678,600
Vivek Jain	12,596,785	478,536	678,600
Joseph R. Saucedo	11,343,772	1,731,549	678,600
Richard H. Sherman, M.D.	11,072,870	2,002,451	678,600
David C. Greenberg	12,829,019	246,302	678,600

The Company’s stockholders elected each of the director nominees to serve as a director for a term of one year until the 2016 annual meeting of stockholders and until their respective successors are elected and qualified.

Proposal 2.  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstain	Broker Non-Votes
13,358,802	389,985	5,134	0

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

Proposal 3.  Approve Named Executive Officer Compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes
3,717,634	9,336,773	20,914	678,600

The Company’s stockholders did not approve by advisory vote the named executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU Medical, Inc.
Date: June 16, 2015	/s/ SCOTT E. LAMB Scott E. Lamb Secretary, Treasurer and Chief Financial Officer